    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         EQUITY OFFICE PROPERTIES TRUST
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

       MARYLAND                        36-4151656
(STATE OF ORGANIZATION)  (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               STANLEY M. STEVENS
                              CHIEF LEGAL COUNSEL
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                             ---------------------

                                   Copies to:
                             J. WARREN GORRELL, JR.
                                JAMES E. SHOWEN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                                                              PROPOSED
                                                                               MAXIMUM
                                                     PROPOSED MAXIMUM         AGGREGATE
         TITLE OF CLASS             AMOUNT TO BE    AGGREGATE PRICE PER       OFFERING             AMOUNT OF
 OF SECURITIES BEING REGISTERED      REGISTERED       COMMON SHARE(1)        PRICE(1)(2)      REGISTRATION FEE(1)
-----------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest, $.01 par value per
share                                6,932,522           $25.8125           $178,945,724            $52,789
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with the Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on August 21, 1998.
(2) Or the equivalent in foreign currencies based on the exchange rate at the time of sale.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This Prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is unlawful.

                  SUBJECT TO COMPLETION DATED AUGUST 25, 1998
PROSPECTUS

                                6,932,522 SHARES

                         EQUITY OFFICE PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                            ------------------------

     This Prospectus relates to the offer and sale from time to time by certain holders (the "Selling Shareholders"), of up to 6,932,522 of our common shares of beneficial interest, $.01 par value per share (the "Offered Shares"). We may issue the Offered Shares to Selling Shareholders expected to acquire up to 6,932,522 units of limited partnership interest in EOP Operating Limited Partnership ("Units") in an acquisition scheduled to close in September 1998, if and to the extent that such Selling Shareholders redeem their Units and we issue them our common shares of beneficial interest, $.01 par value per share ("Common Shares"), in exchange therefor. We are registering the Offered Shares as required under the terms of certain agreements between the Selling Shareholders and us. The registration of the Offered Shares does not necessarily mean that any of the Offered Shares will be offered or sold by the Selling Shareholders. We will receive no proceeds of any sales of the Offered Shares, but will incur expenses in connection with the offering. See "Selling Shareholders" and "Plan of Distribution."

     Our common shares of beneficial interest, par value $.01 per share (the "Common Shares"), are listed on the New York Stock Exchange (the "NYSE") under the symbol "EOP."
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE OFFERED SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.
                            ------------------------

     The Selling Shareholders may from time to time offer and sell all or a portion of the Offered Shares in transactions on the NYSE, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The Offered Shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in this Prospectus under the caption "Plan of Distribution" or any accompanying Prospectus Supplement. The Selling Shareholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the Offered Shares to be made directly or through agents. The Selling Shareholders and any agents or broker-dealers participating in the distribution of the Offered Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of Offered Shares by the Selling Shareholders and any commissions received by any such agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.
                            ------------------------

                The date of this Prospectus is August   , 1998.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information contained in or incorporated by reference into this Prospectus and any accompanying Prospectus Supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act. These forward-looking statements relate to, without limitation, future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements incorporated by reference from our 1997 Annual Report on Form 10-K under the caption "Risk Factors" and other similar statements contained in this Prospectus or any accompanying Prospectus Supplement identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Common Shares are listed on the NYSE under the symbol "EOP" and the Series A Preferred Shares are listed on the NYSE under the symbol "EOPpfA." Such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended to date.

     b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     c. The Company's Current Report on Form 8-K/A, filed with the Commission on February 18, 1998 (amending the Company's Current Report on Form 8-K filed with the Commission on December 17, 1997) and the Company's Current Reports on Form 8-K, filed with the Commission on June 30, 1998, and July 10, 1998.

     d. The Company's Registration Statement on Form 8-A, which incorporates by reference a description of the Common Shares from the Company's Registration Statement on Form S-11 (File No. 333-26629).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in the Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), in any applicable Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, Attention: Diane Morefield (telephone number:
(312) 466-3300).

     As used herein and in any accompanying Prospectus Supplement, "Company" means Equity Office Properties Trust, a Maryland real estate investment trust, and one or more of its subsidiaries (including EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership")), and predecessors thereof (the "Equity Office Predecessors") or, as the context may require, Equity Office Properties Trust only or the Operating Partnership only. All references to the historical activities of the Company prior to July 11, 1997, refer to the activities of the Equity Office Predecessors.

                                  THE COMPANY

     The Company was formed to continue and expand the national office property business organized by Samuel Zell, chairman of the Board of Trustees of the Company. The Company, a self-administered and self-managed real estate investment trust, is the managing general partner of, and controls a majority of the limited partnership interests in, the Operating Partnership. The Company owns all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries.

     The Company's executive offices are located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and its telephone number is (312) 466-3300.

                           NO PROCEEDS TO THE COMPANY

     The Company will not receive any of the proceeds from sales of Offered Shares by the Selling Shareholders. All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by the Company, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the Selling Shareholders and share transfer and other taxes attributable to the sale of the Offered Shares, which will be paid by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The Company may issue the 6,932,522 Offered Shares to Selling Shareholders expected to acquire up to 6,932,522 Units in an acquisition scheduled to close in September 1998, if and to the extent that such Selling Shareholders redeem their Units and we issue them Common Shares in exchange therefor. The following table provides the name of each Selling Shareholder, the number of Common Shares owned by each Selling Shareholder before the offering to which this Prospectus relates, and the number of Offered Shares offered by each Selling Shareholder. All Offered Shares offered by a Selling Shareholder represent Common Shares that may be issued by the Company upon the redemption of the Selling Shareholder's Units. Since the Selling Shareholders may sell all or some of their Offered Shares, no estimate can be made of the number of Offered Shares that will be sold by the Selling Shareholders or that will be owned by the Selling Shareholders upon completion of the offering. There is no assurance that the Selling Shareholders will sell any of the Offered Shares. The Offered Shares represent approximately 2.46% of the total Common Shares (assuming redemption of all outstanding Units for Common Shares) outstanding as of June 30, 1998.

                                                                   NUMBER OF
                                                                SHARES OWNED AND
                NAME OF SELLING SHAREHOLDER                      OFFERED HEREBY
                ---------------------------                     ----------------
Members of BRE/WORLDWIDE L.L.C..............................
                                                                   ----------
  Total.....................................................        6,932,522
                                                                   ==========

                              PLAN OF DISTRIBUTION

     Any of the Selling Shareholders may from time to time, in one or more transactions, sell all or a portion of the Offered Shares on the NYSE, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Offered Shares from time to time will be determined by the Selling Shareholders and, at the time of such determination, may be higher or lower than the market price of the Common Shares on the NYSE. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a Selling Shareholder or from purchasers of Offered Shares for whom they may act as agents, and underwriters may sell Offered Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Offered Shares may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The Offered Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the Offered Shares may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Offered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) an exchange distribution in accordance with the rules of the NYSE; (e) privately negotiated transactions; and (f) underwritten transactions. The Selling Shareholders and any underwriters, dealers or agents participating in the distribution of the Offered Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Offered Shares by the Selling Shareholders and any commissions received by an such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

     When a Selling Shareholder elects to make a particular offer of Offered Shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such Selling Shareholder and any other required information.

     In order to comply with the securities laws of certain states, if applicable, the Offered Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Offered Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

     The Company has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Offered Shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of counsel and accountants for the Company. The Selling Shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the Selling Shareholders and stock transfer and other taxes attributable to the sale of the Offered Shares. The Company also has agreed to indemnify each of the Selling Shareholders and their respective officers, directors and trustees and each person who controls (within the meaning of the Securities Act) such Selling Shareholder against certain losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering. Each of the Selling Shareholders has agreed to indemnify the Company, its officers and directors and each person who controls (within the meaning of the Securities Act) the Company, and each of the other Selling Shareholders, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to the Company by such Selling Shareholder; provided, however, that the indemnification obligation is several, not joint, as to each Selling Shareholder.

                                    EXPERTS

     The consolidated financial statements of Equity Office Properties Trust appearing in Equity Office Properties Trust's Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 1997 and the statements of revenue and certain expenses for the Denver Post Tower, 301 Howard Street and 215 Fremont Street, the Mountain Properties, Millennium Plaza, Polk & Taylor, Colonnade I, Colonnade II and the Walker Building and Columbia Seafirst Center appearing in the Current Report of Equity Office Properties Trust on Form 8-K dated June 26, 1998; have all been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Beacon Properties Corporation, appearing in the Current Report on Form 8-K/A of Equity Office Properties Trust filed with the Commission on February 18, 1998, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their reports included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the Offered Shares has been passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. Certain tax matters have been passed upon by Hogan & Hartson L.L.P., Washington, D.C., special tax counsel to the Company.

            ------------------------------------------------------
            ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE OFFERED SHARES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Special Note Regarding Forward-Looking
  Statements..........................      2
Available Information.................      2
Incorporation of Certain Documents by
  Reference...........................      2
The Company...........................      4
No Proceeds to the Company............      4
Selling Shareholders..................      4
Plan of Distribution..................      5
Experts...............................      6
Legal Matters.........................      6

            ------------------------------------------------------
            ------------------------------------------------------
            ------------------------------------------------------
            ------------------------------------------------------

                               6,932,522 SHARES

                                EQUITY OFFICE
                               PROPERTIES TRUST

                     COMMON SHARES OF BENEFICIAL INTEREST

                           ------------------------

                                  PROSPECTUS
                           ------------------------
                               AUGUST   , 1998
            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered:

Registration Fee........................................    $ 52,789
Printing and Duplicating Expenses.......................      50,000
Legal Fees and Expenses.................................      50,000
Accounting Fees and Expenses............................      50,000
Miscellaneous...........................................      50,000
                                                            --------
  Total.................................................    $252,789
                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT law.

     The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for any adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Company must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Dobrowski will be indemnified by General Motors Investment Management Corporation ("GMIMCO") and will be covered by an insurance policy maintained by General Motors Corporation, of which GMIMCO is a subsidiary, in connection with serving on the Board.

     The limited partnership agreement of the Operating Partnership (the "Partnership Agreement") also provides for indemnification of the Company and its officers and trustees to the same extent that indemnification is provided to officers and trustee of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of the Company to the Company and its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS

          3.1*        Articles of Amendment and Restatement of Declaration of
                      Trust of the Company, as amended.
          3.2**       Bylaws of the Company.
          5.1***      Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
          8.1***      Opinion of Hogan & Hartson L.L.P. regarding certain tax
                      matters.
         23.1***      Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 5.1)
         23.2***      Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 8.1)
         23.3         Consent of Ernst & Young LLP
         23.4         Consent of PricewaterhouseCoopers LLP
         24.1         Power of Attorney (included in signature page)

---------------
  * Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).
 ** Incorporated herein by reference to the same-numbered exhibit to the Registration Statement of the Company and the Operating Partnership on Form S-4 (Commission File No. 333-40401).
*** To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 25th day of August, 1998.

                                          EQUITY OFFICE PROPERTIES TRUST

                                          By:    /s/ TIMOTHY H. CALLAHAN

                                            ------------------------------------
                                                    Timothy H. Callahan
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     We, the undersigned trustees and officers of Equity Office Properties Trust, do hereby constitute and appoint Samuel Zell and Timothy H. Callahan and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of August, 1998.

                     SIGNATURE                                                TITLE
                     ---------                                                -----
              /s/ TIMOTHY H. CALLAHAN                     President, Chief Executive Officer and Trustee
---------------------------------------------------       (principal executive officer)
                Timothy H. Callahan

              /s/ RICHARD D. KINCAID                      Chief Financial Officer (principal financial
---------------------------------------------------       officer and principal accounting officer)
                Richard D. Kincaid

                  /s/ SAMUEL ZELL
---------------------------------------------------       Chairman of the Board of Trustees
                    Samuel Zell

              /s/ SHELI Z. ROSENBERG
---------------------------------------------------       Trustee
                Sheli Z. Rosenberg

              /s/ THOMAS E. DOBROWSKI
---------------------------------------------------       Trustee
                Thomas E. Dobrowski

             /s/ JAMES D. HARPER, JR.
---------------------------------------------------       Trustee
               James D. Harper, Jr.

                     SIGNATURE                                                TITLE
                     ---------                                                -----
              /s/ JERRY M. REINSDORF
---------------------------------------------------       Trustee
                Jerry M. Reinsdorf

              /s/ WILLIAM M. GOODYEAR
---------------------------------------------------       Trustee
                William M. Goodyear

                /s/ DAVID K. MCKOWN
---------------------------------------------------       Trustee
                  David K. McKown

                /s/ H. JON RUNSTAD
---------------------------------------------------       Trustee
                  H. Jon Runstad

                /s/ EDWIN N. SIDMAN
---------------------------------------------------       Trustee
                  Edwin N. Sidman

               /s/ D. J. A. DE BOCK
---------------------------------------------------       Trustee
                 D. J. A. de Bock

                               INDEX TO EXHIBITS


          3.1*        Articles of Amendment and Restatement of Declaration of
                      Trust of the Company, as amended.
          3.2**       Bylaws of the Company.
          5.1***      Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
          8.1***      Opinion of Hogan & Hartson L.L.P. regarding certain tax
                      matters.
         23.1***      Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 5.1)
         23.2***      Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 8.1)
         23.3         Consent of Ernst & Young LLP
         23.4         Consent of PricewaterhouseCoopers LLP
         24.1         Power of Attorney (included in signature page)

---------------
  * Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).
 ** Incorporated herein by reference to the same-numbered exhibit to the Registration Statement of the Company and the Operating Partnership on Form S-4 (Commission File No. 333-40401).
*** To be filed by amendment.